Digital Turbine Reports Fiscal 2021 Third Quarter Results

Accelerating Platform Momentum Drove Third Quarter Revenue of $88.6 Million, Representing 146% Annual Growth

Revenue Diversification Strategy and Scalable Operating Model Are Continuing to Spur Significant Growth in Overall Profitability and Cash Flow

New Credit Facility to Provide Additional Support for Comprehensive Growth Strategy

Austin, TX – February 3, 2021 – Digital Turbine, Inc. (Nasdaq: APPS) announced financial results for the fiscal third quarter ended December 31, 2020. All operating results and historical comparisons discussed below, except as otherwise specifically noted, refer only to the continuing operations of the Company.

Recent Financial Highlights:

•Fiscal third quarter of 2021 revenue totaled $88.6 million, representing an increase of 146% as compared to total revenue reported in the fiscal third quarter of 2020. Application Media revenue increased 58% year-over-year to $56.9 million in the fiscal third quarter of 2021. Content Media revenue, which primarily included revenue related to the February 2020 acquisition of Mobile Posse, Inc. ("Mobile Posse"), totaled $31.7 million in the fiscal third quarter of 2021.

•GAAP net income for the fiscal third quarter of 2021, inclusive of a $4.7 million adjustment to the contingent earn-out related to the Mobile Posse acquisition, was $14.5 million, or $0.15 per share, as compared to GAAP net income of $3.3 million, or $0.04 per share, for the fiscal third quarter of 2020. Non-GAAP adjusted net income1 for the fiscal third quarter was $20.0 million, or $0.21 per share, as compared to non-GAAP adjusted net income of $5.0 million, or $0.05 per share, in the fiscal third quarter of 2020, representing growth of 278% in non-GAAP EPS.

•Non-GAAP adjusted EBITDA2 for the fiscal third quarter of 2021 was $22.5 million, representing growth of more than 300% as compared to Non-GAAP adjusted EBITDA of $5.6 million in the fiscal third quarter of 2020.

•GAAP cash provided by operating activities totaled $18.9 million in the fiscal third quarter of 2021, inclusive of the payment of $5.4 million of excess contingent consideration related to the Mobile Posse acquisition earn-out provisions. Non-GAAP free cash flow3 totaled $22.0 million in the fiscal third quarter of 2021, as compared to $7.0 million in the fiscal third quarter of 2020, representing growth of more than 200%.

•GAAP gross margin was 43% for the fiscal third quarter of 2021, as compared to 39% in the fiscal third quarter of 2020. Non-GAAP adjusted gross margin4 was 43% for the fiscal third quarter of 2021, as compared to 40% in the fiscal third quarter of 2020.

•The Company’s Application Media software was installed on approximately 65 million devices during the fiscal third quarter, and has now been installed on more than 570 million devices to date.

Digital Turbine Fiscal 2021 Third Quarter Results
February 3, 2021

“Our strong third quarter results represented an acceleration of the breakout momentum achieved in the first half of the fiscal year,” said Bill Stone, CEO. “We once again set all-time quarterly records for revenue, profitability and free cash flow. Total revenue grew 146% year-over-year, as we saw strong demand for both our Application Media and Content Media service offerings. The amount of time and money spent by consumers within applications continues to rise, as consumers increasingly grow accustomed to consuming more content and spending greater share of their wallets using the applications on their mobile devices. Businesses everywhere have reacted accordingly by placing increased emphasis on the functionality and monetization potential of their application-based storefronts. These powerful secular tailwinds have been driving, and we believe will continue to drive, significantly greater demand for our unique platform offerings.”

“I was once again exceptionally pleased with the bottom-line profitability showcased by our platform business model during the quarter. Higher gross margins and expanding operating leverage enabled us to turn our 146% annual revenue growth into more than 300% annual growth in Non-GAAP adjusted EBITDA, 278% growth in Non-GAAP EPS, and more than 200% growth in Non-GAAP free cash flow, as we continue to benefit from network effects and economies of scale.”

Mr. Stone concluded, “We believe that we are still in the early stages of our growth story at Digital Turbine, as we continue to employ our core diversification strategy in an effort to more fully leverage our global distribution footprint with both existing and newly-developed products and services. Partners and advertisers across the platform are deriving clear monetary and strategic value from a wide range of our services that work cohesively to provide end consumers with highly-relevant information, entertainment and e-commerce options at their fingertips. We remain particularly excited about the potential to expand the reach of our Content Media services, and we are likewise optimistic about the potential growth in some of our other high-growth initiatives, such as Single-Tap. We look forward to providing updates on our progress related to these and other growth initiatives in the quarters to come.”

Third Quarter Fiscal 2021 Financial Results

Total revenue for the third quarter of fiscal 2021 was $88.6 million, representing an increase of 146% year-over-year. Application Media revenue increased 58% year-over-year to $56.9 million in the quarter, while Content Media revenue, which was primarily related to the February 2020 acquisition of Mobile Posse, totaled $31.7 million.

GAAP gross margin was 43% for the third quarter of fiscal 2021, as compared to a 39% GAAP gross margin in the third quarter of fiscal 2020. Non-GAAP adjusted gross margin4 was 43% for the third quarter of fiscal 2021, as compared to 40% for the third quarter of fiscal 2020.

GAAP net income for the third quarter of fiscal 2021, inclusive of a $4.7 million adjustment to the contingent earn-out provision, was $14.5 million, or $0.15 per share, as compared to GAAP net income for the third quarter of fiscal 2020 of $3.3 million, or $0.04 per share. Non-GAAP adjusted net income1 for the third quarter of fiscal 2021 was $20.0 million, or $0.21 per share, as compared to non-GAAP adjusted net income of $5.0 million, or $0.05 per share, during the third quarter of fiscal 2020.

Digital Turbine Fiscal 2021 Third Quarter Results
February 3, 2021

Non-GAAP adjusted EBITDA2 was $22.5 million for the third quarter of fiscal 2021, as compared to non-GAAP adjusted EBITDA of $5.6 million for the third quarter of fiscal 2020. The reconciliations between GAAP and non-GAAP financial results for all referenced periods are provided in the tables immediately following the Unaudited Consolidated Statements of Cash Flows below.

New Credit Facility Agreement

On February 3, 2021, the Company entered into a new credit facility agreement with Bank of America, N.A., which provides for a revolving line of credit of $100 million, with an accordion feature enabling upsizing to $200 million, to be used for acquisitions, working capital and general corporate purposes. The revolving line of credit matures in 2024 and replaced the Company's prior term loan and credit facility.

“We are pleased to partner with Bank of America, N.A. on this new credit facility which offers greater financial flexibility and more attractive terms than our previous facility. We believe the new, larger facility will help support our current and future growth initiatives, enabling us to execute on our broader growth strategy,” said Barrett Garrison, CFO.

Business Outlook

Based on information available as of February 3, 2021, the Company currently expects the following for its full-year fiscal 2021 period:

•Revenue of between $298 million and $300 million
•Non-GAAP adjusted EBITDA of between $71 million and $72 million
•Non-GAAP adjusted EPS of $0.67, based on approximately 98 million diluted shares outstanding

It is not reasonably practicable to provide a business outlook for GAAP net income from continuing operations because the Company cannot reasonably estimate the changes in stock-based compensation expense, which is directly impacted by changes in the Company’s stock price, any adjustment to the contingent earn-out provision, which will continue to be adjusted to fair value through the end of the earn-out period, or other items that are difficult to predict with precision.

About Digital Turbine, Inc.

Digital Turbine simplifies content discovery and delivers relevant content directly to consumer devices. The Company’s on-demand media platform powers frictionless app and content discovery, user acquisition and engagement, operational efficiency and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 40 mobile operators and OEMs worldwide, and has delivered more than three billion app preloads for tens of thousands of advertising campaigns. The Company is headquartered in Austin, Texas, with global offices in Arlington, Durham, Mumbai, San Francisco, Singapore and Tel Aviv. For additional information visit www.digitalturbine.com.

Digital Turbine Fiscal 2021 Third Quarter Results
February 3, 2021

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its fiscal third quarter financial results and provide additional operational updates on the business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through February 10, 2021. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10151854.

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted net income and earnings per share (“EPS”), non-GAAP adjusted gross profit, non-GAAP adjusted gross margin, non-GAAP adjusted EBITDA and non-GAAP free cash flow. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

1Non-GAAP adjusted net income and EPS are defined as GAAP net income and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, adjustments in the earn-out liability associated with the Mobile Posse acquisition, changes in the fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering and transaction expenses. Readers are cautioned that non-GAAP adjusted net income and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Digital Turbine Fiscal 2021 Third Quarter Results
February 3, 2021

2Non-GAAP adjusted EBITDA is calculated as GAAP net income excluding the following cash and non-cash expenses: net interest income/(expense), adjustments in the earn-out liability associated with the Mobile Posse acquisition, income tax provision, depreciation and amortization, stock-based compensation expense, amortization of intangibles, the change in fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering, other expense and transaction expenses. Readers are cautioned that non-GAAP adjusted EBITDA should not be construed as an alternative to net income determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

3Non-GAAP free cash flow, which is a non-GAAP financial measure, is defined as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows), excluding acquisition-related contingency payments, reduced by capital expenditures. Readers are cautioned that free cash flow should not be construed as an alternative to net cash provided by operating activities determined in accordance with U.S. GAAP as an indicator of profitability, performance or liquidity, which is the most comparable measure under GAAP.

4Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of depreciation of software. Readers are cautioned that non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin, non-GAAP adjusted EBITDA, non-GAAP adjusted net income and EPS, and non-GAAP free cash flow are used by management as internal measures of profitability, performance and liquidity. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors and risks include:

•a decline in general economic conditions nationally and internationally
•decreased market demand for our products and services
•market acceptance and brand awareness of our products
•risks associated with indebtedness
•the ability to comply with financial covenants in outstanding indebtedness
•the ability to protect our intellectual property rights
•risks associated with adoption of our platform among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying our platform)

Digital Turbine Fiscal 2021 Third Quarter Results
February 3, 2021

•actual mobile device sales and sell-through where our platform is deployed is out of our control
•risks associated with our ability to manage the business amid the COVID-19 pandemic
•the impact of COVID-19 on our partners, digital advertising spend and consumer purchase behavior
•the impact of COVID-19 on our results of operations
•risks associated with new privacy laws, such as the European Union’s GDPR and similar laws which may require changes to our development and user interface for certain functionality of our mobile platform
•risks associated with the timing of our platform software pushes to the embedded bases of carrier and OEM partners
•risks associated with end user take rates of carrier and OEM software pushes which include our platform
•new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•risks associated with fluctuations in the number of our platform slots across US carrier partners
•required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale
•customer adoption that either we or the market may expect
•the difficulty of extrapolating monthly demand to quarterly demand
•the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as adjusted EBITDA)
•ability as a smaller company to manage international operations
•varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•changes in economic conditions and market demand
•rapid and complex changes occurring in the mobile marketplace
•pricing and other activities by competitors
•technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources
•risks and uncertainties associated with the integration of the acquisition of Mobile Posse, including our ability to realize the anticipated benefits of the acquisition and the satisfaction of related earn-out provisions
•other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations Contacts:
Brian Bartholomew
brian.bartholomew@digitalturbine.com
Digital Turbine, Inc.

SOURCE: Digital Turbine, Inc.

Digital Turbine Fiscal 2021 Third Quarter Results
February 3, 2021

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share amounts)

	3 Months Ended December 31,
	2020	2019
	(Unaudited)	(Unaudited)
Net revenues	$88,592	$36,016
Cost of revenues
License fees and revenue share	50,144	21,576
Other direct costs of revenues	749	400
Total cost of revenues	50,893	21,976
Gross profit	37,699	14,040
Operating expenses
Product development	5,202	2,783
Sales and marketing	5,219	2,815
General and administrative	6,761	4,310
Total operating expenses	17,182	9,908
Income from operations	20,517	4,132
Interest and other income / (expense), net
Interest income / (expense), net	(266)	59
Change in fair value of warrant liability	—	(870)
Change in estimated contingent consideration	(4,662)	—
Other income / (expense)	(13)	(19)
Total interest and other income / (expense), net	(4,941)	(830)
Income from continuing operations before income taxes	15,576	3,302
Income tax provision	1,061	41
Income from continuing operations, net of taxes	14,515	3,261
Income from discontinued operations	—	65
Net loss from discontinued operations, net of taxes	—	65
Net income	$14,515	$3,326
Other comprehensive loss
Foreign currency translation adjustment	(132)	(44)
Comprehensive income	$14,383	$3,282
Basic net loss per common share
Continuing operations	$0.16	$0.04
Discontinued operations	—	—
Net income	$0.16	$0.04
Weighted-average common shares outstanding, basic	89,003	85,876
Diluted net loss per common share
Continuing operations	$0.15	$0.04
Discontinued operations	—	—
Net income	$0.15	$0.04
Weighted-average common shares outstanding, diluted	96,976	92,472

Digital Turbine Fiscal 2021 Third Quarter Results
February 3, 2021

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except par value and share amounts)

	December 31, 2020	March 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$43,659	$21,534
Restricted cash	—	125
Accounts receivable, net of allowances of $4,913 and $4,059, respectively	59,027	33,135
Prepaid expenses and other current assets	1,955	3,653
Total current assets	104,641	58,447
Property and equipment, net	11,670	8,183
Right-of-use assets	3,807	4,237
Intangible assets, net	41,871	43,882
Goodwill	70,452	69,262
TOTAL ASSETS	$232,441	$184,011
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term debt, net of issuance costs of $62 and $62, respectively	$1,938	$1,188
Accounts payable	34,142	$31,579
Accrued license fees and revenue share	36,188	19,423
Accrued compensation	8,340	4,311
Accrued earn-out	10,000	23,735
Other current liabilities	7,849	2,573
Total current liabilities	98,457	82,809
Long-term debt, net of issuance costs of $198 and $245, respectively	17,052	18,505
Other non-current liabilities	4,758	5,243
Total liabilities	120,267	106,557
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 90,143,539 issued and 89,409,083 outstanding at December 31, 2020; 88,041,240 issued and 87,306,784 outstanding at March 31, 2020	10	10
Additional paid-in capital	370,435	360,224
Treasury stock (754,599 shares at December 31, 2020 and March 31, 2020)	(71)	(71)
Accumulated other comprehensive loss	(910)	(591)
Accumulated deficit	(257,390)	(282,218)
Total stockholders' equity	112,174	77,454
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$232,441	$184,011

Digital Turbine Fiscal 2021 Third Quarter Results
February 3, 2021

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	3 Months Ended December 31,
	2020	2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income from continuing operations, net of taxes	14,515	3,261
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,821	540
Loss on disposal of fixed assets	—	(4)
Change in provision for doubtful accounts	257	48
Non-cash interest expense	19	—
Stock-based compensation	(123)	744
Stock-based compensation for services rendered	283	173
Change in fair value of warrant liability	—	870
Change in estimated contingent consideration	4,662	—
Payment of contingent consideration in excess of amount capitalized at acquisition	(5,419)	—
(Increase) / decrease in assets:
Accounts receivable	(13,011)	(1,439)
Deferred tax assets	—	7
Prepaid expenses and other current assets	61	(743)
Right-of-use assets	186	104
Increase / (decrease) in liabilities:
Accounts payable	(2,213)	(1,493)
Accrued license fees and revenue share	13,988	4,634
Accrued compensation	2,804	889
Other current liabilities	1,268	904
Other non-current liabilities	(152)	(105)
Net cash provided by operating activities - continuing operations	18,946	8,390
Net cash provided by operating activities - discontinued operations	—	47
Net cash provided by operating activities	18,946	8,437

Cash flows from investing activities
Capital expenditures	(2,366)	(1,374)
Net cash used in investing activities	(2,366)	(1,374)

Cash flows from financing activities
Payment of contingent consideration	(7,655)	—
Options and warrants exercised	2,399	1,541
Repayment of debt obligations	(500)	—
Net cash (used in) / provided by financing activities	(5,756)	1,541

Effect of exchange rate changes on cash	(132)	(44)

Net change in cash	10,692	8,560

Cash and restricted cash, beginning of period	32,967	25,319

Cash and restricted cash, end of period	43,659	33,879

Digital Turbine Fiscal 2021 Third Quarter Results
February 3, 2021

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN
(in thousands)
	3 Months Ended December 31,
	2020	2019
	(Unaudited)	(Unaudited)
Continuing operations
Revenue	$88,592	$36,016
Gross profit	37,699	14,040
Gross margin percentage	43%	39%
Add-back items:
Depreciation of software	748	400
Non-GAAP gross profit from continuing operations	$38,447	$14,440
Non-GAAP gross margin percentage from continuing operations	43%	40%

GAAP NET INCOME / (LOSS) TO NON-GAAP ADJUSTED NET INCOME
(in thousands)
	3 Months Ended December 31,
	2020	2019
	(Unaudited)	(Unaudited)
Continuing operations
Net income from continuing operations	14,515	3,261
Add-back items:
Stock and stock option compensation	160	917
Amortization of intangibles	670	—
Adjustment for estimated earn-out liability	4,662	—
Change in fair value of warrant liability	—	870
Transaction expenses	12	—
Non-GAAP adjusted net income from continuing operations	$20,019	$5,048
Non-GAAP adjusted net income per share from continuing operations	$0.21	$0.05
Weighted-average common shares outstanding, diluted	96,980	92,472

Digital Turbine Fiscal 2021 Third Quarter Results
February 3, 2021

GAAP NET INCOME / (LOSS) TO NON-GAAP ADJUSTED EBITDA
(in thousands)
	3 Months Ended December 31,
	2020	2019
	(Unaudited)	(Unaudited)
Continuing operations
Net income from continuing operations	14,515	3,261
Add-back items:
Stock and stock option compensation	160	917
Amortization of intangibles	670	—
Depreciation expense	1,151	540
Interest (income) / expense, net	266	(59)
Change in estimated contingent consideration	4,662	—
Other (income) / expense, net	13	19
Change in fair value of warrant liability	—	870
Income tax provision	1,061	41
Transaction expenses	12	—
Non-GAAP adjusted EBITDA from continuing operations	$22,510	$5,589

GAAP CASH FLOW FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO NON-GAAP FREE CASH FLOW FROM CONTINUING OPERATIONS
(in thousands)
	3 Months Ended December 31,
	2020	2019
	(Unaudited)	(Unaudited)
Net cash provided by operating activities from continuing operations	18,946	8,390
Capital expenditures	(2,366)	(1,374)
Payment of contingent consideration in excess of amount capitalized at acquisition	$5,419	$—
Non-GAAP free cash flow provided by continuing operations	$21,999	$7,016